Exhibit 10.3

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of September 30, 2011, among QC HOLDINGS, INC., a Kansas corporation, with headquarters located at 9401 Indian Creek Parkway, Suite 1500, Overland Park, Kansas 66210 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. The Company has authorized senior subordinated notes of the Company in the form attached hereto as Exhibit A (together with any senior subordinated notes issued in replacement thereof in accordance with the terms thereof, the “Notes”);

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate initial principal amount for all Buyers shall be $3,000,000);

D. Simultaneously with the execution and delivery of this Agreement, the Company, U.S. Bank National Association, as agent (the “Agent”), and the Buyers have entered into a Subordination Agreement dated the date hereof (the “Subordination Agreement”), which provides for the terms upon which the Notes and the payment of principal and interest thereon are subordinated to the obligations of the Company under the Amended and Restated Credit Agreement dated the date hereof (the “2011 Credit Agreement”) among the Company, the Agent and the lenders named therein..

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes.

(i) Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”), each Note to be issued to the designee of Buyer specified on the Schedule of Buyers.

(ii) Closing. The Closing shall occur on the Closing Date at the offices of the Company in Overland Park, Kansas.

(iii) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of initial principal amount of Notes being purchased by such Buyer at the Closing.

[Signature Page to Note Purchase Agreement]

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Kansas City Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

(c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Notes in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) General Solicitation. Such Buyer is not aware of any form of general solicitation or general advertising in violation of the 1933 Act used in connection with the offering of the Notes.

(d) Reliance on Exemptions. Such Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Notes.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes which have been requested by such Buyer. Buyer has received and reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and each Current Report on Form 8-K filed by the Company since December 31, 2010. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Buyer and its advisors, if any, believe to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Notes involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

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(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(g) Restrictions. Such Buyer understands that except as provided in this Agreement: (i) the Notes have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Notes to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Notes can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Notes made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Notes under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Notes under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Notes may be pledged in connection with a bona fide margin account or other loan secured by the Notes and such pledge of Notes shall not be deemed to be a transfer, sale or assignment of the Notes hereunder, and no Buyer effecting a pledge of Notes shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g); provided, that in order to make any sale, transfer or assignment of Notes, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(h) Legends. Until the time set forth below, such Buyer understands that the certificates or other instruments representing the Notes and the stock certificates representing the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(i) Validity; Enforcement. This Agreement and the Subordination Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to

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applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents (as defined in Section 3(b)) may be limited by federal and state securities laws and public policy considerations.

(k) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Subordination Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, if applicable, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. Such Buyer represents that it was not organized solely for purposes of making an investment in the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least 50% of the capital stock or holds at least 50% of the equity or similar interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Subordination Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Notes in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal,

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valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(c) Issuance of Notes. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. Assuming the accuracy of each of the representations and warranties of the Buyers contained in Section 2, the issuance by the Company of the Notes is exempt from the registration requirements of Section 5 of the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes) will not (i) result in a violation of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except which are the subject of written waivers or consents which have been obtained or effected on or prior to the Closing Date or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (other then filings and reports relating to the offer and sale of the Notes required under Regulation D or applicable securities or “Blue Sky” laws as contemplated under Section 4(b) of this Agreement), and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Nasdaq Global Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their

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affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes under the 1933 Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Notes under the 1933 Act or cause the offering of the Notes to be integrated with other offerings.

(k) SEC Documents; Financial Statements. Since January 1, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(c) of this Agreement, and taken as a whole with the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes. Except as disclosed in the SEC Documents filed since December 31, 2010 and the transactions contemplated by the Transaction Documents and the 2011 Credit Agreement, which will be reported on a Form 8-K after the Closing Date in accordance with SEC rules and regulations, since December 31, 2010, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in the SEC Documents filed since December 31, 2010 or as contemplated by the Transaction Documents and the 2011 Credit Agreement (including the acquisition to be financed with a portion of the proceeds thereof), since December 31, 2010, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not

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as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles or Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq Global Market other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq Global Market in the foreseeable future. Since January 1, 2009, (i) the Common Stock has been designated for quotation on the Nasdaq Global Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Nasdaq Global Market and (iii) the Company has received no communication, written or oral, from the SEC or the Nasdaq Global Market regarding the suspension or delisting of the Common Stock from the Nasdaq Global Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except the transactions contemplated by the Transactions Documents and in the SEC Documents filed since December 31, 2010, and other than the grant of stock options or restricted stock awards in the normal course of business, none of the executive officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such executive officer or director has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, (i) the authorized capital stock of the Company was as set forth in the Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), (ii) there has been no material change in the number of outstanding shares of

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Common Stock outstanding from that set forth in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “June 2011 10-Q”), and (iii) no shares of preferred stock are issued or outstanding. All of outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.

(s) Indebtedness and Other Contracts. Except as disclosed in the Company’s 2010 10-K, the other SEC Documents filed since December 31, 2010, and the 2011 Credit Agreement (receipt of a copy of which is acknowledged by each Buyer), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined in the Notes), or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Nasdaq Global Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries that, individually or in the aggregate, is reasonably be expected to result in a Material Adverse Effect

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Since January 1, 2011, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. To the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries

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are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(y) Environmental Laws. To the knowledge of the Company, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(cc) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the

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Exchange Act, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Notes as required under Regulation D promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Notes required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Financial Information. The Company agrees to send the following to each Buyer (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders (other than those in connection with the Company’s annual meeting of stockholders).

(f) Fees. The Company shall reimburse the Buyers in the maximum aggregate amount of $15,000 for the Buyers’ reasonable expenses actually incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes to the Buyers.

(h) Pledge of Notes. The Company acknowledges and agrees that the Notes may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Notes. The pledge of Notes shall not be deemed to be a transfer, sale or assignment of the Notes hereunder. Buyer shall give the Company prior written notice of any proposed pledge of the Notes, and confirmation by the pledge of its obligation to to comply with the provisions this Agreement in order to effect a sale, transfer or assignment of Notes by such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Notes may reasonably request in connection with a pledge of the Notes to such pledgee by a Buyer.

(k) Additional Notes; PIK Notes. For so long as any Buyer beneficially owns any

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Notes, the Company will not issue any Notes other than the initial issuance of Notes in the aggregate initial principal amount of $3,000,000 to the Buyers, PIK Notes to the Holders (as defined in the Notes) in payment of the PIK Interest on the Notes, as contemplated hereby and therby, and the Company shall not issue any other securities that would cause a breach or default under the Notes.

(l) Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall maintain its corporate existence as a publicly traded entity whose stock is owned by its public stockholders and shall not sell all or substantially all of the Company’s assets, except in connection with a Change of Control (as defined in the Notes) where the Company complies with its obligations under Section 4 of the Notes.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5. REGISTER; TRANSFER AGENT. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. The Company shall serve as Transfer Agent for the Notes.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

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7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request) (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Gilmore & Bell, P.C., the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(iii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer (the “Resolutions”), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(v) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8 by Buyer and the Company has failed to timely satisfy the conditions in Section 7 above, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(f) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Kansas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Kansas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Kansas. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Johnson County, Kansas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated

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hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or the Notes may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes, and any amendment to this Agreement or the Notes made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or the Notes must be in writing and will be deemed to have been delivered and received: (i) upon receipt, when delivered personally; (ii) upon

13

receipt, when sent by email (provided confirmation of receipt is telephonically confirmed or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email address for such communications shall be:

If to the Company:

QC Holdings, Inc. 9401 Indian Creek Parkway Overland Park, Kansas 66210
Telephone: 913-234-5000
Email: doug.nickerson@qchi.com
Attention: Doug Nickerson, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Gilmore & Bell, P.C. 2405 Grand Boulevard, Suite 1100 Kansas City, Missouri 64108
Telephone: 816-221-1000
Email: rwright@gilmorebell.com
Attention: Richard M. Wright, Jr., Esq.

If to a Buyer, to its address and email address set forth on the Schedule of Buyers, or to such other address and/or email address as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, except pursuant to a Change of Control or Corporate Event (each as defined in Section 5 of the Notes) with respect to which the Company is in compliance with Section 5 of the Notes. A Buyer may assign some or all of its rights hereunder to any purchaser of not less than $3,000,000 principal amount of Notes (or such lesser amount representing the remaining principal amount of such Note) without the consent of (but with notice of such assignment to) the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and such assignee shall be bound by all covenants and agreements of Buyer set forth in this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of such Buyer or holder of the Notes as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Notes shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the

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extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

QC HOLDINGS, INC.

By:	/s/ Darrin J. Andersen
Name: Darrin J. Andersen
Title: President & Chief Operating Officer

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Don Early Name: DON EARLY

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Gregory L. Smith Name: GREGORY L. SMITH

[Signature Page to Note Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)
Buyer	Address and Email Address	Aggregate Principal Amount of Notes	Registered Name of Initial Note Holder
Don Early		$2,500,000	Don Early, Trustee of the Don Early Revocable Trust dated December 2, 2005, as amended and restated
Gregory L. Smith		$500,000	Gregory L Smith ttee fbo Gregory L Smith Revocable Trust U/A/D 11-02-2002

EXHIBIT A

TO NOTE PURCHASE AGREEMENT

[FORM OF SENIOR SUBORDINATED [PIK] NOTE]

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED SEPTEMBER 30, 2011, AS AMENDED FROM TIME TO TIME, ENTERED INTO BY THE INITIAL HOLDER OF THIS NOTE, THE INITIAL HOLDERS OF THE OTHER NOTES, AS SUBORDINATED LENDERS, IN FAVOR OF U.S. BANK NATIONAL ASSOCIATION, AS AGENT FOR THE SENIOR LENDERS NAMED THEREIN. A COPY OF THE SUBORDINATION AGREEMENT IS AVAILABLE AT THE CORPORATE OFFICE OF THE MAKER OF THIS NOTE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SENIOR SUBORDINATED [PIK] NOTE

Issuance Date: September 30, 2011	Principal: U.S. $

FOR VALUE RECEIVED, QC HOLDINGS, INC., a Kansas corporation (the “Company”), hereby promises to pay to the order of             or registered assigns (“Holder”) the amount set out above as the Principal (as reduced or increased for pursuant to the terms hereof, for payment of PIK Interest, as defined below, pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 16.00% per annum, subject to periodic adjustment pursuant to Section 2 (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Payment Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Subordinated Note (including all Senior Subordinated Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Subordinated Notes (collectively, the “Notes” and such other Senior Subordinated Notes, the “Other Notes”) issued on the Issuance Date pursuant to the Note Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 21.

(1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the

Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal (including PIK Interest added to Principal) and accrued and unpaid Interest (including accrued PIK Interest). The maturity date shall be September 30, 2015, as may be extended at the option of the Holder (as may be extended, the “Maturity Date”).

(2) CASH INTEREST; PIK INTEREST. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Payment Date”) with the first Interest Payment Date being January 1, 2012. Interest shall be payable on each Interest Payment Date (i) 75% in cash (“Cash Interest”), and (ii) 25% by increasing the Principal amount of this Note or by issuing additional PIK Notes (“PIK Interest”). Any Interest payable on the Maturity Date or upon redemption of this Note, in whole or in part, shall be paid in cash. From and after the occurrence of an Event of Default, the Interest Rate shall be increased to 20.00% per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note, the Note Purchase Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest or amount other than Principal when and as due, in which case only if such failure continues for a period of at least five Business Days;

(ii) any default under or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Note Purchase Agreement) with an unpaid principal amount in excess of $1,000,000 at the time of such acceleration other than with respect to any Other Notes; provided that in the case of a payment default of such Indebtedness, such default is not cured within applicable cure periods; further provided that in the case of a non-payment default of such Indebtedness that has not resulted in an acceleration of such Indebtedness prior to its maturity, only upon acceleration of such Indebtedness;

(iii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(v) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(vi) the Company materially breaches any representation, warranty, covenant or other term or condition of the Note Purchase Agreement, this Note, the Other Notes, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except, in the case of a breach of a covenant or other term or condition which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(vii) any breach or failure in any respect to comply with Section 9 of this Note;

(viii) any Event of Default occurs with respect to any Other Notes; or

(ix) either of (x) the Total Debt to Total Capitalization Ratio shall exceed 0.50:1.00 or (y) the Total Debt to EBITDA Ratio shall exceed 3.50:1.00.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via email and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to the outstanding Principal (including PIK Interest added to the Principal) and the accrued and unpaid Interest (including accrued PIK Interest) to the date of redemption (the “Redemption Price”).

(4) RIGHTS UPON CHANGE OF CONTROL.

(a) Change of Control. Each of the following events shall constitute a “Change of Control”:

(i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger, stock transaction or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company (any of the foregoing (A) and (B), a “Surviving Change”));

(ii) the sale or transfer of all or substantially all of the Company’s assets; or

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via email and overnight courier to the Holder (a “Change of Control Notice”).

(b) Acceleration of Maturity upon Change of Control. Upon a Change of Control, the outstanding Principal (including PIK Interest added to Principal) and accrued and unpaid Interest (including accrued PIK Interest), shall become due and payable in full on the effective date of the Change of Control. On the effective date of the Change of Control, the Company shall pay the Redemption Price to the Holder in accordance with Section 6(a).

(5) COMPANY’S RIGHT OF OPTIONAL REDEMPTION.

(a) Company Optional Redemption. At any time on or after September 30, 2014, the Company shall have the right to redeem all but not less than all Notes then outstanding (a “Company Optional Redemption”). The Company may exercise its right of redemption under this Section 5(a) by delivering a written notice thereof by email and overnight courier to all of the holders of Notes (the “Company Optional Redemption Notice”). The Company Optional Redemption Notice shall be irrevocable. This Note shall be redeemed by the Company pursuant to this Section 5(a) at a price equal to the Redemption Price. Redemptions required by this Section 5(a) shall be made in accordance with the provisions of Section 6.

(b) Company Optional Redemption Notice. If the Company elects to cause a redemption of this Note pursuant to Section 5(a), then it must simultaneously take the similar action with respect to the Other Notes. The Company Optional Redemption Notice shall state (A) the Business Day selected for the Company Optional Redemption in accordance with Section 5(a), which Business Day shall be at least three Business Days but not more than 30 Business Days following the date of the Company Optional Redemption Notice, (B) that all outstanding Notes have been called for optional redemption pursuant to Section 5(a) (and analogous provisions under the Other Notes), and (C) the Redemption Price to be paid to such Holder as of the redemption date.

(6) HOLDER’S REDEMPTIONS.

(a) Mechanics. In the event that the Holder has sent an Event of Default Redemption Notice pursuant to Section 4(a), or has received a Change of Control Notice pursuant to Section 4(a) or a Company Optional Redemption Notice pursuant to Section 5(b) (each, a “Redemption Notice”), then the Holder shall promptly after receipt of the applicable Redemption Price submit this Note to the Company. The Company shall deliver the Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If a Change of Control occurs in accordance with Section 4, the Company shall deliver the Redemption Price to the Holder concurrently with the consummation of such Change of Control. The Company shall deliver the Redemption Price pursuant to a Company Optional Redemption Notice to the Holder on the redemption date specified in that notice. In the event of a redemption of less than all of the Principal amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding Principal that has not been redeemed.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 3(b) or Section 4(c) or the Company’s delivery of a Company Optional Redemption Notice pursuant to Section 5(a) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by email a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the outstanding Principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(7) SUBORDINATION TO SENIOR INDEBTEDNESS.

(a) Subordination. The indebtedness represented by this Note and the payment of the Principal of and Interest thereon, any redemption amount, liquidated damages, fees, expenses or any other amounts in respect of this Note are hereby expressly made subordinate and junior and subject in right of payment (to the extent expressly set forth in the Subordination Agreement as defined in paragraph (b) below) to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred.

(b) Subordination Agreement. Simultaneously with the execution of the Note Purchase Agreement and the delivery of the Notes to the initial Holders thereof, the Company, the initial Holders, and U.S. Bank National Association, as agent, have entered into a Subordination Agreement (the “Initial Subordination Agreement”) dated the date of the Note Purchase Agreement, which provides the terms on which the indebtedness represented by this Note and the Other Notes are subordinated to the Senior Indebtedness described therein. The Initial Subordination Agreement and all substitutions therefore and replacements thereof (in accordance with paragraph (c) below) are referred to as the “Subordination Agreement.”

(c) Replacement Subordination Agreements. In conjunction with the entry into or any amendment, restatement or refinancing of any Senior Indebtedness, the Holder of this Note, by acceptance hereof, agrees to enter into a subordination agreement with the holders of the Senior Indebtedness in substantially the form of the Initial Subordination Agreement, with such changes thereto as are necessary to describe the Senior Indebtedness subject to such subordination agreement.

(d) Certain Rights. Nothing contained in this Section 7 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(e) Rights of Holders Unimpaired. The provisions of this Section 7 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 7 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of this Note. Any suspension of payment of Cash Interest in accordance with the terms of the Subordination Agreement shall not impair the accrual of Interest hereon in accordance with the terms of this Note, at the default rate of interest specified above.

(8) RESTRICTION ON DIVIDENDS. Upon the occurrence and continuation of an Event of Default under this Note or any Other Note, the Company shall not, directly or indirectly, declare or pay any cash dividend or distribution of cash or other property (other than equity securities of the Company) on its capital stock.

(9) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness (as defined in Section 21). Without limiting the foregoing, this Note and all Other Notes shall rank senior to any Permitted Subordinated Indebtedness (as defined in Section 21).

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes, (ii) Senior Indebtedness, and (iii) Permitted Subordinated Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens. As used herein, “Permitted Liens” means (i) Liens incurred to secure Senior Indebtedness, (ii) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, to the extent of Indebtedness incurred within thirty days for such acquisition, construction or improvement and incurred within thirty days of such acquisition, construction or improvement, (iii) purchase money Liens, (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law, so long as payment on such Lien is not more than 30 days past due, or (v) other Liens permitted by the Company’s senior credit agreement in existence on the date the lien or encumbrance is incurred.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than Senior Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(10) VOTE TO CHANGE THE TERMS OF NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes provided (i) such change or amendment is consented to by the Company, which such consent may be granted in the sole discretion of the Company, and (ii) no amendment shall reduce, amend or waive the payment of Principal or Interest or extend the Maturity Date of this Note without the consent of the Holder of this Note. Any change or amendment to this Note or the Other Notes so approved upon written notice by the Company of such change or amendment shall be binding upon the Holder and holders, present and future, of this Note and the Other Notes without regard to whether the terms of such change or amendment are reflected in this Note or the Other Notes.

(11) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Note Purchase Agreement, provided that this Note may be offered, sold, assigned or transferred only in Principal amounts of $250,000 (or the entire remaining Principal amount if less) or increments of $25,000 in excess thereof.

(12) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 12(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 12(d) and in principal amounts of at least $250,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on this Note, from the Issuance Date or the most recent Interest payment date to which Interest has been paid.

(e) Issuance of PIK Notes. At all times, PIK Interest on the Notes will be payable by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Company will execute and deliver such PIK Notes in certificated form for original issuance to the Holder of this Note on the first Interest payment date of each calendar year. Between the annual issuance of PIK Notes, the Company shall maintain book-entry notation of the PIK Notes issuable to the Holder of this Note on each Interest payment date. The Company agrees to provide certification to the Holder of the accrued and unissued PIK Notes at any time upon the written request of the Holder. Any PIK Notes issued in certificated form will be dated as of the date of issuance, will bear interest from the date of each book-entry or physical issuance of PIK Notes (i.e. from each quarterly Interest payment date for which PIK

Notes are accrued), at the Interest Rate specified in this Note. All PIK Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Note Purchase Agreement and otherwise on terms identical to this Note (other than initial Principal amount), and shall have the same rights and benefits as the Notes. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

(13) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Note Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(14) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(15) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the initial Holders and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(16) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial Holders, shall initially be as set forth on the Schedule of Buyers attached to the Note Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer to a U.S. bank of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(18) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(19) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

(20) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Kansas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Kansas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Kansas.

(21) CERTAIN DEFINITIONS. For purposes of this Note, in additional to terms defined elsewhere in this Note, the following terms have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(c) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(d) “EBITDA” means, for any four Calendar Quarter period for any Person, the net income (or net loss) of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, plus (i) any provision for (or less any benefit from) income taxes, (ii) any deduction for interest expense, net of interest income (iii) depreciation and amortization expense, (iv) the non-cash portion of compensation expense related to the grant of stock options, restricted stock, and stock appreciation rights, (v) any other components of net income (or net loss) which are non-cash and will not convert to cash prior to the final maturity of this Note, and (vi) costs, fees and expenses incurred in connection with any acquisition transaction, and as adjusted for the following items (to the extent that they are reflected in net income or net loss): elimination of: (v) any net income (or net loss) from discontinued operations as determined in accordance with GAAP (w) all extraordinary gains and losses determined in accordance with GAAP, (x) gains and losses from sales or dispositions of property and equipment or other fixed assets, (y) all non-recurring income and expense items not incurred in the ordinary course of business to the extent included in the determination of net income for the relevant determination period and (z) foreign currency transaction gains and losses, to the extent included in the determination of net income for the relevant determination period; provided, however, that if, during the four Calendar Quarter period for which the EBITDA of a Person is being calculated, such Person has completed an acquisition of an on-going business (a “Target”), the EBITDA of such Person shall be recalculated to include the EBITDA of such Target as if such acquisition (including any acquisition completed prior to the date of this Note but within the applicable period for which EBITDA is being calculated) had been completed on the first day of the relevant measuring period. To the extent applicable, all determinations of the components of EBITDA shall be derived from the Company’s then most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

(e) “GAAP” means accounting principles generally accepted in the United States of America, consistently applied.

(f) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

(g) “Issuance Date” means September 30, 2011.

(h) “Note Purchase Agreement” means that certain Note Purchase Agreement dated the Issuance Date between the Company and the initial holders of the Notes.

(i) “Permitted Subordinated Indebtedness” means Indebtedness that (x) is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note and the Other Notes on terms reasonably satisfactory to the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k) “SEC” means the United States Securities and Exchange Commission.

(l) “Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable costs, enforcement expenses (including reasonable legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable under the agreements or instruments evidencing, any unaffiliated, third-party Indebtedness of the Company and its Subsidiaries, whether now existing or hereafter arising (together with any renewals, refundings, refinancings or other extensions thereof), which is made expressly senior in right of payment to the Indebtedness evidenced by this Note and the Other Notes, provided that the aggregate amount of such Senior Indebtedness (taking into account the maximum amounts which may be advanced under the loan documents evidencing such Senior Indebtedness) does not as of the date on which such Senior Indebtedness is incurred exceed the product of (i) 3.0 and (ii) EBITDA (the “Senior Indebtedness Cap”). Without limitation of the generality of the foregoing and subject to the Senior Indebtedness Cap, Senior Indebtedness shall include the obligations of the Company to its current senior secured lender, U.S. Bank National Association and any participants with U.S. Bank National Association in such Indebtedness under the Amended and Restated Credit Agreement dated September 30, 2011, as hereafter supplemented or amended (the “Senior Bank Obligations”), and the Senior Bank Obligations are designated as Senior Indebtedness. The Company may from time to time designate by written notice to the Holder the obligations, in addition to the Senior Bank Obligations, which constitute Senior Indebtedness, and, provided that, at the time that the Senior Indebtedness is incurred (or a commitment to lend any Senior Indebtedness is made), the aggregate Senior Indebtedness of the Company does not exceed the Senior Indebtedness Cap, Senior Indebtedness so designated shall continue to be Senior Indebtedness notwithstanding any subsequent decline in the Company’s EBITDA.

(m) “Total Capitalization” means, at any time, the sum of (i) the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Company’s stockholders’ equity (excluding unrealized gains or losses pursuant to GAAP) as required to be reported in the Company’s then most recent consolidated balance sheet, and (ii) Total Debt.

(n) “Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the type referred to in clauses (A), (C), (D), (F) and (G) of the definition of “Indebtedness” along with any Contingent Obligation in respect of any of the foregoing.

(o) “Total Debt to EBITDA Ratio” means, as of the last day of any Calendar Quarter, the ratio of (i) Total Debt outstanding on such day to (ii) EBITDA on such day.

(p) “Total Debt to Total Capitalization Ratio” means, as of the last day of any Calendar Quarter, the ratio of (i) Total Debt outstanding on such day to (ii) Total Capitalization on such day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

QC HOLDINGS, INC.

By:
Name:	Douglas E. Nickerson
Title:	Chief Financial Officer